Air T, Inc. | NASDAQ: AIRT Page 1 of 5 A I R T , I N C . N A S D A Q : A I R T F O R I M M E D I A T E R E L E A S E Air T, Inc. Continues Track Record of Growth in First Quarter Fiscal 2027: Crestone Completes Acquisition of Arena MINNEAPOLIS, MN / August 14, 2026 / Air T, Inc. (NASDAQ: AIRT) today reported results for its fiscal 2027 first quarter ended June 30, 2026. Revenues totaled $115.5 million for the quarter ended June 30, 2026, an increase of $44.6 million, or 63%, compared to the same quarter in the prior fiscal year. The Company reported an operating loss of $12.8 million for the quarter, compared to operating income of $0.8 million in the prior-year quarter, a decrease of $13.7 million. Adjusted EBITDA was $0.8 million, a decrease of 45% from $1.5 million in the prior-year quarter. On a trailing twelve-month basis, revenues were $371.7 million, an increase of $75.4 million, or 25%, over the twelve months ended June 30, 2025. The operating loss for the trailing twelve-month period was $24.9 million, compared to operating income of $3.3 million in the prior-year period, a decrease of $28.2 million, while Adjusted EBITDA increased 19% to $9.5 million from $8.0 million. The operating loss in both three-months ended and twelve-months ended June 30, 2026 periods were driven primarily by two items: transaction and integration costs related to Crestone Air Partners' acquisition of Arena Aviation Partners, and non-cash depreciation arising from the fair- value step-up of the Rex aircraft fleet recorded in purchase accounting. While challenges exist that we must overcome, management remains confident in the long-term prospects of both Crestone and Rex. C R E S T O N E C O M P L E T E S A C Q U I S I T I O N O F A R E N A On June 10, Crestone acquired Arena Aviation Capital for $33.9 million — $21.7 million of cash plus $12.2 million of contingent consideration. The combined platform includes $3.0 billion of assets actively under management and $0.6 billion of assets committed under LOI: 124 aircraft and 17 engines, supported by a team of 55 experienced professionals based in Denver, Amsterdam, and Dublin. Blue Owl, an investor familiar and aligned with Air T’s permanent capital investment philosophy, was also brought on and funded $10.0 million of the purchase for Class B preferred units representing 10.25% of the platform. Air T owns 83.9% of Crestone following the acquisition. Post- close, the platform contributed $1.4 million of fees in the final twenty-one days of this quarter; a $3.5 million 21-day operating loss; and a $0.3 million 21-day adjusted EBITDA loss. The operating loss was primarily driven by $3.0 million of acquisition-related transaction costs, and the segment’s adjusted EBITDA loss reflects fixed general and administrative costs incurred over the full 21-day period against a limited number of transaction closings, primarily a timing issue. Concurrent with the acquisition, as of June 10th, Air T launched a new reporting segment: Aviation Leasing and Asset Management. Going forward, Crestone and Arena will be consolidated into Air T’s financials through this segment. This acquisition reflects the core of our investment thesis: we seek to empower dynamic, insightful leaders to build on businesses that they know well, and give them the runway and resources to thrive.

REX DELIVERS QUARTER OF POSITIVE ADJUSTED EBITDA, CONTINUES OPERATIONAL TRANSFORMATION

In 1Q27, Rex generated $55.9 million of revenue, $1.9 million of Adjusted EBITDA, and $7.7 million of operating losses. The operating loss is primarily attributable to $8.8 million of Depreciation & Amortization driven by the revaluation of the fleet at acquisition for purchase accounting. Recall upon closing of the Rex acquisition, Air T recognized a $111.2 million bargain purchase gain which drove a non-cash write-up of Rex assets – as a result, these assets will correspondingly incur elevated D&A charges going forward. This is an entirely non-cash item that supports an otherwise fully owned and paid off fleet of Saab 340 aircraft. Owning a fleet provides Rex with crucial variable utilization capability, allowing the company to match passenger traffic supply with demand.

Air T continues to focus on recovering the core operational foundation at Rex, which has previously supported over two decades of consistently profitable execution. The binding constraint continues to be aircraft availability due to unscheduled engine removals and third-party MRO turnaround times. Rex presently operates with 32 active aircraft, 30 of which are scheduled on regular lines of flying.

Air T deeply values our continued partnership with the Australian Commonwealth and the regional and remote communities that Rex serves. We see active aircraft growth and network restoration as top Rex priorities. We are committed to growing essential connectivity to remote and rural Australia with our highly-skilled, steadfast and customer-centric management team.

OTHER QUARTERLY HIGHLIGHTS

Air T ended the quarter with $21.7 million in cash and restricted cash and $42.4 million in available funds under its lines of credit. Since current management arrived in October 2013, the Company has repurchased 840,855 shares, net of issuances, representing 31% of shares outstanding.

PLEASE ASK US QUESTIONS!

If you have questions related to this release or other Air T matters, please use our interactive Q&A capability through Slido.com, accessible from our www.airt.com website. Questions will be answered at our Annual Meeting and in our quarterly investor deck.

ANNUAL MEETING

Our Annual Meeting will be held on Tuesday, August 25, 2026, and we would enjoy the chance to meet our shareholders in person.

The meeting will be held in person at the Company's Minnesota executive office, 5000 W. 36th Street, Suite 105, Minneapolis, Minnesota 55416. The meeting will also be accessible by webcast by visiting https://agm.issuerdirect.com/airt. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about July 10, 2026.

ABOUT AIR T, INC.

Established in 1980, Air T Inc. is a portfolio of 21 companies and 1,600+ employees across six core segments: overnight air cargo, ground support equipment, commercial aircraft, engines and parts,

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regional airline, digital solutions, and aviation leasing and asset management. We seek to expand, strengthen and diversify after-tax cash flow per share.

Contains forward-looking statements subject to risks and uncertainties, including the integration and performance of Rex and Arena, fuel and foreign exchange volatility, aircraft availability, and geopolitical conditions, as described in the Company's SEC filings.

CONTACT: Tracy Kennedy, Chief Financial Officer — tkennedy@airt.com — www.airt.com

APPENDIX – LTM RECONCILIATIONS ($000s)

EXHIBIT A – TOTAL REVENUE

	As Reported			
Entity / Segment	**FY26**	**Less: 1Q26**	**Add: 1Q27**	**LTM Revenue (12mo ended 6/30/26)**
Regional Airline	55,314	-	55,909	**111,223**
Overnight Air Cargo	128,687	31,451	31,199	**128,435**
Commercial Aircraft, Engines and Parts	89,909	22,428	20,848	**88,329**
Ground Support Equipment	47,185	15,070	3,683	**35,798**
Digital Solutions	9,097	2,096	2,627	**9,628**
Aviation Leasing and Asset Management	-	-	1,365	**1,365**
Reportable Segments Total	330,192	71,045	115,631	**374,778**
Corporate, Other & Eliminations	(3,102)	(175)	(170)	(3,097)
Consolidated Total Revenue	327,090	70,870	115,461	**371,681**

	As Reported			
Entity / Segment	**FY25**	**Less: 1Q25**	**Add: 1Q26**	**LTM Revenue (12mo ended 6/30/25)**
Overnight Air Cargo	124,911	30,383	31,451	**125,979**
Commercial Aircraft, Engines and Parts	119,412	26,614	22,428	**115,226**
Ground Support Equipment	38,940	7,354	15,070	**46,656**
Digital Solutions	7,268	1,678	2,096	**7,686**
Reportable Segments Total	290,531	66,029	71,045	**295,547**
Corporate, Other & Eliminations	1,319	382	(175)	762
Consolidated Total Revenue	291,850	66,411	70,870	**296,309**

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EXHIBIT B – OPERATING INCOME

	As Reported			
Entity / Segment	FY26	Less: 1Q26	Add: 1Q27	LTM Operating Income / (Loss) (12mo ended 6/30/26)
Regional Airline	(14,236)	-	(7,727)	**(21,963)**
Overnight Air Cargo	6,189	1,466	1,923	**6,646**
Commercial Aircraft, Engines and Parts	6,231	858	(746)	**4,627**
Ground Support Equipment	4,110	1,338	(247)	**2,525**
Digital Solutions	(1,279)	(250)	151	**(878)**
Aviation Leasing and Asset Management	-	-	(3,497)	**(3,497)**
Reportable Segments Total	1,015	3,412	(10,143)	**(12,540)**
Corporate, Other & Eliminations	(12,212)	(2,564)	(2,682)	(12,330)
Consolidated Operating Income / (Loss)	(11,197)	848	(12,825)	**(24,870)**

	As Reported			
Entity / Segment	FY25	Less: 1Q25	Add: 1Q26	LTM Operating Income (Loss) (12mo ended 6/30/25)
Overnight Air Cargo	6,220	1,831	1,466	**5,855**
Commercial Aircraft, Engines and Parts	6,497	1,082	858	**6,273**
Ground Support Equipment	(1,210)	(775)	1,338	**903**
Digital Solutions	(1,064)	(464)	(250)	**(850)**
Reportable Segments Total	10,443	1,674	3,412	**12,181**
Corporate, Other & Eliminations	(8,535)	(2,251)	(2,564)	(8,848)
Consolidated Operating Income / (Loss)	1,908	(577)	848	**3,333**

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EXHIBIT C – ADJUSTED EBITDA

Entity / Segment	As Reported			
	FY26	Less: 1Q26	Add: 1Q27	LTM Adjusted EBITDA (12mo ended 6/30/26)
Regional Airline	10	-	1,922	**1,932**
Overnight Air Cargo	6,926	1,614	2,096	**7,408**
Commercial Aircraft, Engines and Parts	7,330	660	(544)	**6,126**
Ground Support Equipment	4,251	1,374	(210)	**2,667**
Digital Solutions	(428)	(43)	419	**34**
Aviation Leasing and Asset Management	-	-	(311)	**(311)**
Reportable Segments Total	18,089	3,605	3,372	**17,856**
Corporate, Other & Eliminations	(7,964)	(2,139)	(2,568)	(8,393)
Consolidated Adjusted EBITDA	10,125	1,466	804	**9,463**

Entity / Segment	As Reported			
	FY25	Less: 1Q25	Add: 1Q26	LTM Adjusted EBITDA (12mo ended 6/30/25)
Overnight Air Cargo	6,777	1,947	1,614	**6,444**
Commercial Aircraft, Engines and Parts	9,213	1,665	660	**8,208**
Ground Support Equipment	(773)	(511)	1,374	**1,112**
Digital Solutions	(272)	(312)	(43)	**(3)**
Reportable Segments Total	14,945	2,789	3,605	**15,761**
Corporate, Other & Eliminations	(7,582)	(1,932)	(2,139)	(7,789)
Consolidated Adjusted EBITDA	7,363	857	1,466	**7,972**

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